UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

EXCO RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXCO Resources, Inc. 12377 Merit Drive, Suite 1700, Dallas, Texas 75251 (214) 368-2084 FAX (972) 367-3559

EXCO ANNOUNCES SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON NOVEMBER 16, 2015

DALLAS, TEXAS, September 23, 2015…EXCO Resources, Inc. (NYSE:XCO) (“EXCO”) today announced that it will hold a special meeting of shareholders on Monday, November 16, 2015 at 2:00 p.m., central time, at EXCO’s corporate office located at 12377 Merit Drive, First Floor Conference Center, Dallas, Texas.

At the special meeting, EXCO will seek shareholder approval of two amendments to EXCO’s Amended and Restated Certificate of Formation: (1) an amendment to effect, at the discretion of EXCO’s Board of Directors (the “Board”), a reverse share split at a ratio of up to 1-for-10 common shares to be determined by the Board and a proportional reduction in the total number of common shares authorized for issuance and (2) an amendment to limit the benefits of EXCO’s waiver of the corporate opportunities doctrine solely to C. John Wilder, Jr.

Shareholders of record as of September 30, 2015 will be entitled to vote their common shares at the special meeting. EXCO intends to finalize and distribute proxy materials, which will include voting instructions, promptly after the record date. A press release will be issued when the proxy materials are distributed and shareholders can begin submitting their vote.

About EXCO

EXCO Resources, Inc. is an oil and natural gas exploration, exploitation, development and production company headquartered in Dallas, Texas with principal operations in Texas, North Louisiana and Appalachia.

Additional information about EXCO Resources, Inc. may be obtained by contacting Chris Peracchi, EXCO’s Vice President of Finance and Investor Relations, and Treasurer, at EXCO’s headquarters, 12377 Merit Drive, Suite 1700, Dallas, TX 75251, telephone number (214) 368-2084, or by visiting EXCO’s website at www.excoresources.com. EXCO’s SEC filings and press releases can be found under the Investor Relations tab.

Forward-Looking Statements

This release may contain forward-looking statements relating to future financial results, business expectations and business transactions. Actual results may differ materially from those predicted as a result of factors over which EXCO has no control. Such factors include, but are not limited to: continued volatility in the oil and gas markets, the estimates of reserves, commodity price changes, regulatory changes and general economic conditions. These risk factors are included in

EXCO’s reports on file with the SEC. Except as required by applicable law, EXCO undertakes no obligation to publicly update or revise any forward-looking statements.

Important Information for Investors and Shareholders

In connection with the special meeting, EXCO will file with the Securities and Exchange Commission (the “SEC”) a Definitive Proxy Statement on Schedule 14A (the “Definitive Proxy Statement”) and will mail a copy of the Definitive Proxy Statement to its shareholders. INVESTORS AND SHAREHOLDERS OF EXCO ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSALS TO BE PRESENTED AT THE SPECIAL MEETING. Investors and shareholders will be able to obtain free copies of the Definitive Proxy Statement and other documents containing important information about EXCO, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. EXCO makes available, free of charge at www.excoresources.com (under the “Investor Relations” tab), copies of materials EXCO files with, or furnishes to, the SEC. Investors and shareholders may also contact EXCO at (214) 368-2084 to receive copies of documents that EXCO files with or furnishes to the SEC.

Participants in the Solicitation

EXCO and certain of its respective directors and officers may be deemed to be participants in the solicitation of proxies from the shareholders of EXCO in connection with the special meeting. Information about the directors and officers of EXCO is set forth in its Definitive Proxy Statement on Schedule 14A for its 2015 annual meeting of shareholders, which was filed with the SEC on June 11, 2015, which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC when they become available.